Artificial Life Names New CFO

Los Angeles / Hong Kong, July 14, 2010 – Artificial Life, Inc., (OTC BB: ALIF) (http://www.artificial-life.com), a leading provider of award-winning mobile technology and applications, announced today the assignment of Frank Namyslik as its new Chief Financial Officer effective July 16, 2010. Mr. Namyslik takes over this role and responsibility from the current CEO, Chairman and founder of Artificial Life, Inc.

Mr. Namyslik has extensive management experience in the finance field. He co-founded and managed the BIT Berlin Innovation Technology Group and Neurotech Hochtechnology GmbH in Berlin from 1988 to 1996. From 1996 to 2000, he was Managing Director at Qnet Systems in Frankfurt. From 2003 – 2007, Frank was Head of Finance of an institute of the University of Arts in Berlin. Mr. Namyslik has been the Company’s global financial controller from 2000 – 2002 and has rejoined the Company since 2007.

Mr. Namyslik holds a Masters degree in Mathematics from Freie University, Berlin.

"I am very excited about this opportunity and I am honored to be selected for this post. I will work hard to get Artificial Life to the next level and will make sure we have the financial resources and means to keep growing at the current pace. My key goal, however is to enhance shareholder value and to achieve a better and more appropriate market cap for our equity as soon as possible," said Frank Namyslik, CFO, Artificial Life, Inc.

"Frank’s assignment is a big step forward for us. I am glad to be able to hand over this position and the financial responsibility to him now. Our current global expansion, new ventures and possible M&A activities require the full focus of a CFO. Frank’s assignment allows myself to take better care of strategic partnerships and deals, new product developments and corporate acquisitions. We will be working closely together to further strengthen Artificial Life’s leading role in the mobile content space," said Eberhard Schoneburg, CEO, Artificial Life, Inc.

About Artificial Life, Inc.

Artificial Life, Inc. has been a pioneer in artificial intelligence and mobile technology since its inception in Boston in 1994. We are a public US corporation (OTC BB: ALIF) with secondary listings on the Frankfurt Stock Exchange AIF.F; Xetra: AIF.DE) and headquarters in Los Angeles. Our production center is in Hong Kong and we have additional offices in Berlin, Germany (EMEA headquarters) and Tokyo, Japan. As a leading provider of broadband mobile content and technology solutions in the world, we develop and sell a wide range of mobile applications for 3G, 3.5G and 4G network-enabled mobile (smart) phones. Currently our main business areas are: high quality 3D interactive (massive multiplayer) mobile games, mobile participation television, mobile business applications, our powerful mobile commerce technology platform OPUS-M and our green IT solutions provided by Green Cortex, Inc. We have won many industry awards for our outstanding technology and have been ranked one of the fastest growing companies in Asia Pacific by Deloitte.

Facebook: http://www.botme.com/ref/alife-fb
Twitter: http://twitter.com/alifegames
MySpace: http://www.myspace.com/artificial_life_inc
Youtube: http://www.youtube.com/user/alifegames

For more information on ARTIFICIAL LIFE, INC., please contact:
Artificial Life IR and PR Contact:
Adeline Law
Tel: (+852) 3102 2800
ir@artificial-life.com

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our future results of operations, financial condition and business prospects. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "continue" or the negative of these terms or other comparable terminology. Although such statements are based on our own information and information from other sources we believe to be reliable, you should not place undue reliance on them. These statements involve risks and uncertainties, and actual market trends or our actual results of operations, financial condition or business prospects may differ materially from those expressed or implied in these forward looking statements for a variety of reasons. Potential risks and uncertainties include, but are not limited to, our ability to obtain additional funding to operate and grow our business; the unproven potential of our mobile gaming business model; changing consumer preferences and uncertainty of market acceptance of our products; timely adoption and availability of 3G mobile technology; market acceptance for use of mobile handheld devices to play the interactive games; unpredictable mobile game development schedules; our reliance on a relatively small number of brands; our ability to license brands from others; our dependence upon resellers and telecommunication carriers and operators to distribute our products; our ability to successfully develop, introduce, and sell new or enhanced products in a timely manner; and the timing of new product announcements or introductions by us or by our competitors. For additional discussion of these risks and uncertainties and other factors, please see the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB filed on March 16, 2010. We assume no obligation to update any forward-looking statements, which apply only as of the date of this press release.